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                                                                    EXHIBIT 23.1



                                  PROXIM, INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-94910, 333-07419, 333-28567, 333-57629,
333-88369) and Form S-3 (Nos. 333-05307, 333-93645, 333-30544, 333-50194) of
Proxim, Inc. of our report dated January 25, 2000, except as to Note 13, which is as of January 22, 2001, appearing on page F-1 of this Annual Report on Form 10-K/A.



PricewaterhouseCoopers LLP
San Jose, California
January 26, 2001